                                                                     EXHIBIT 1.1


                                                                  CONFORMED COPY


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                             ILLINOIS POWER COMPANY


                            (an Illinois corporation)


                                  $550,000,000
                      Mortgage Bonds, 11.5% Series due 2010


                               PURCHASE AGREEMENT


Dated: December 17, 2002

================================================================================

                                Table of Contents

PURCHASE AGREEMENT
     SECTION 1. Representations and Warranties by the Company..........................................   3

         (a) Representations and Warranties............................................................   3
                (i)      Offering Memorandum...........................................................   3
                (ii)     Incorporated Documents........................................................   3
                (iii)    Independent Accountants.......................................................   3
                (iv)     Financial Statements..........................................................   3
                (v)      No Material Adverse Change in Business........................................   4
                (vi)     Good Standing of the Company..................................................   4
                (vii)    No Significant Subsidiaries...................................................   4
                (viii)   Capitalization................................................................   4
                (ix)     Authorization of Agreement....................................................   4
                (x)      Authorization of Mortgage and Supplemental Indenture..........................   4
                (xi)     Authorization of the Securities...............................................   5
                (xii)    Valid Lien of the Mortgage....................................................   5
                (xiii)   Description of the Securities and the Mortgage................................   5
                (xiv)    Absence of Defaults and Conflicts.............................................   6
                (xv)     Absence of Labor Dispute......................................................   6
                (xvi)    Absence of Proceedings........................................................   6
                (xvii)   Possession of Intellectual Property...........................................   7
                (xviii)  Absence of Further Requirements...............................................   7
                (xix)    Possession of Licenses and Permits............................................   7
                (xx)     Authorization of, and Compliance with, Contracts and Agreements...............   8
                (xxi)    Environmental Laws............................................................   8
                (xxii)   Investment Company Act........................................................   9
                (xxiii)  Public Utility Holding Company Act............................................   9
                (xxiv)   Illinois Commerce Commission Approval.........................................   9
                (xxv)    Similar Offerings.............................................................   9
                (xxvi)   Rule 144A Eligibility.........................................................   9
                (xxvii)  No General Solicitation.......................................................  10
                (xxviii) No Registration Required......................................................  10
                (xxix)   Reporting Company.............................................................  10
         (b) Officer's Certificates....................................................................  10

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.......................................  10

         (a) Securities................................................................................  10
         (b) Payment...................................................................................  10
         (c) Denominations; Registration...............................................................  11

     SECTION 3. Covenants of the Company...............................................................  11

         (a) Offering Memorandum.......................................................................  11

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
         (b) Notice and Effect of Material Events.......................................................    11
         (c) Amendment to Offering Memorandum and Supplements...........................................    12
         (d) Qualification of Securities for Offer and Sale.............................................    12
         (e) DTC........................................................................................    12
         (f) Use of Proceeds............................................................................    12
         (g) Restriction on Sale of Securities..........................................................    12
         (h) PORTAL Designation.........................................................................    13
         (i) Reporting Requirements.....................................................................    13
         (j) Filings and Recordings.....................................................................    13

     SECTION 4. Payment of Expenses.....................................................................    13

         (a) Expenses...................................................................................    13
         (b) Termination of Agreement...................................................................    13

     SECTION 5. Conditions of Initial Purchasers' Obligations...........................................    13

         (a) Opinion of Counsel for Company.............................................................    14
         (b) Opinion of Counsel for Initial Purchasers..................................................    14
         (c) Officers' Certificate......................................................................    14
         (d) Accountants' Comfort Letter and the Company's Certificate..................................    14
         (e) Bring-down Comfort Letter and Company's Certificate........................................    14
         (f) Maintenance of Rating......................................................................    15
         (g) PORTAL.....................................................................................    15
         (h) Escrow  Agreement; Fee, Indemnification and Refunding Agreement and Registration
                Rights Agreement........................................................................    15
         (i) Additional Documents.......................................................................    15
         (j) Termination of Agreement...................................................................    15

     SECTION 6. Subsequent Offers and Resales of the Securities.........................................    16

         (a) Offer and Sale Procedures..................................................................    16
                (i)    Offers and Sales only to Qualified Institutional Buyers..........................    16
                (ii)   No General Solicitation..........................................................    16
                (iii)  Purchases by Non-Bank Fiduciaries................................................    16
                (iv)   Subsequent Purchaser Notification................................................    16
                (v)    Minimum Principal Amount.........................................................    16
                (vi)   Restrictions on Transfer.........................................................    16
                (vii)  Delivery of Offering Memorandum..................................................    16
         (b) Covenants of the Company...................................................................    17
                (i)    Integration......................................................................    17
                (ii)   Rule 144A Information............................................................    17
                (iii)  Restriction on Repurchases.......................................................    17
         (c) Qualified Institutional Buyer..............................................................    17

     SECTION 7. Indemnification.........................................................................    17

         (a) Indemnification of the Initial Purchasers..................................................    17
         (b) Indemnification of Company and Directors...................................................    18
         (c) Actions against Parties; Notification......................................................    19

         (d) Settlement without Consent if Failure to Reimburse........................................   19

     SECTION 8.   Contribution.........................................................................   19

     SECTION 9.   Representations, Warranties and Agreements to Survive Delivery.......................   21

     SECTION 10.  Termination of Agreement.............................................................   21

         (a) Termination; General......................................................................   21
         (b) Liabilities...............................................................................   21
         (c) Delayed Delivery Bonds....................................................................   21

     SECTION 11.  Default by One of the Initial Purchasers.............................................   22

     SECTION 12.  Notices..............................................................................   23

     SECTION 13.  Parties..............................................................................   23

     SECTION 14.  GOVERNING LAW AND TIME...............................................................   23

     SECTION 15.  Effect of Headings...................................................................   23

SCHEDULES

     Schedule A - List of Initial Purchasers                                              Sch A-1
     Schedule B - Form of Escrow Agreement                                                Sch B-1
     Schedule C - Form of Fee, Indemnification and Refunding Agreement                    Sch C-1
     Schedule D - Pricing Information                                                     Sch D-1

EXHIBITS

     Exhibit A - Form of Opinion of Company's Counsel                                         A-1
     Exhibit B - Form of Opinion of Company's Special Securities Counsel                      B-1
     Exhibit C - Form of Opinion of Assistant General Counsel
     of the Company                                                                           C-1

                             ILLINOIS POWER COMPANY
                            (an Illinois corporation)

                                  $550,000,000
                      Mortgage Bonds, 11.5% Series due 2010

                               PURCHASE AGREEMENT

                                                               December 17, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Credit Suisse First Boston Corporation
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

         Illinois Power Company, an Illinois corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $550,000,000 aggregate principal amount of the Company's Mortgage Bonds, 11.5% Series due 2010 (the "Securities"), consisting of $400,000,000 aggregate principal amount of Securities to be issued at the Closing Time (as defined below) (the "Initial Delivery Bonds") and $150,000,000 aggregate principal amount of Securities to be issued at the Delayed Closing Time (as defined below) (the "Delayed Delivery Bonds"). The consideration paid with respect to the Delayed Delivery Bonds will be paid into escrow pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Schedule B, by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers, BNY Midwest Trust Company, as trustee under the Mortgage (as defined below), and BNY Midwest Trust Company, as escrow agent (the "Escrow Agreement"). The Securities will be issued under the Company's General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992 (the "Mortgage"), and supplemental indentures thereto, including a supplemental indenture dated as of December 15, 2002 (the "Supplemental Indenture") specifically relating to the Securities, between the Company and BNY Midwest Trust Company, as successor trustee (the "Trustee"). The Securities will be secured primarily by the lien of the Mortgage on the Company's properties used or to be used in the generation, purchase, transmission, distribution and sale of electricity or gas. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers whom they reasonably believe to be "qualified institutional buyers" within the meaning of Rule 144A ("Rule 144A") of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act"), by the Securities and Exchange Commission (the "Commission") in accordance with the terms of Section 6 hereof ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Mortgage and the Supplemental Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A).

         The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated December 11, 2002 (the "Preliminary Offering Memorandum"), together with copies of the Company's annual report on Form 10-K for the year ended December 31, 2001 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002, and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated December 17, 2002 (the "Final Offering Memorandum"), together with copies of the Company's annual report on Form 10-K for the year ended December 31, 2001 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002, each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

      SECTION 1.       Representations and Warranties by the Company.

      (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

          (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Offering Memorandum were, at the time of such certification, independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (iv) Financial Statements. The financial statements of the Company included in the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as noted therein). The selected financial data included in the Offering Memorandum presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum (except as noted therein).

                 (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change which, individually or in the aggregate, materially affects the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of Dynegy Inc. and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under, or as contemplated under, this Purchase Agreement and the Mortgage. The Company is not required to be qualified as a foreign corporation in any jurisdiction.

                 (vii) No Significant Subsidiaries. The Company does not have any "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act.

                 (viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the financial statements of the Company included in the Offering Memorandum. Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

                 (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                 (x) Authorization of Mortgage and Supplemental Indenture. The Mortgage has been duly authorized, executed and delivered by the Company and the Supplemental Indenture has been duly authorized by the Company. The Mortgage constitutes and, upon execution and delivery of the Supplemental Indenture by the parties thereto, the Supplemental Indenture will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that no representation is expressed with respect to the enforceability of the lien of the Mortgage on chattels as against third parties (other than chattels delivered in pledge to the Trustee) or with respect to the enforceability of the lien of the Mortgage on after-acquired property (in respect of which a supplemental indenture shall not have been executed, delivered and recorded) as against purchasers for value and without notice.

                 (xi) Authorization of the Securities. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement. When (1) the Initial Delivery Bonds are issued and authenticated in the manner provided for in the Mortgage and the Supplemental Indenture and delivered against payment of the consideration therefor specified in this Agreement, and (2) the Delayed Delivery Bonds, if any, are issued and authenticated in the manner provided for in the Escrow Agreement, the Mortgage and the Supplemental Indenture and delivered against payment of the consideration therefore specified in the Escrow Agreement, such Securities will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Such Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Mortgage.

                 (xii) Valid Lien of the Mortgage. The Mortgage constitutes a valid and legally effective mortgage creating a valid first lien for the security of all bonds duly issued thereunder upon substantially all of the Company's properties used or to be used in the generation, purchase, transmission, distribution and sale of electricity or gas, subject only to the exceptions, reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the Mortgage, or referred to in the Offering Memorandum under said subcaption "Security" under the caption "Description of the Offered Bonds." Except as to after-acquired property, and except as to property sold, or under contract to be sold, or otherwise disposed of by the Company and released from the lien of the Mortgage, or abandoned, pursuant to the provisions thereof, the Company has good and sufficient title to all the properties described in, and conveyed or pledged under, the Mortgage subject only to the exceptions, reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the Mortgage, or referred to in the Offering Memorandum under the subcaption "Security" under the caption "Description of the Offered Bonds." The description of such properties set forth in the Mortgage is adequate to constitute the Mortgage as a lien thereon. The Mortgage has been duly filed and recorded in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage.

                 (xiii) Description of the Securities and the Mortgage. The Securities and the Mortgage will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

                 (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. Except as otherwise described in the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for any such violation that would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise described in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Mortgage, the Supplemental Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries (except under the Mortgage) pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                 (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and none of the Company's executive officers has personal knowledge of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                 (xvi) Absence of Proceedings. Except as described in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Offering Memorandum, this Agreement, the Mortgage or the Supplemental Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                 (xviii) Absence of Further Requirements. Except as otherwise described in the Offering Memorandum, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Offering Memorandum, this Agreement, the Mortgage or the Supplemental Indenture, except such as have been already made, obtained or rendered, as applicable.

                 (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, singly or in the aggregate, would not result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (xx) Authorization of, and Compliance with, Contracts and Agreements. Each contract, agreement or arrangement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which is material to the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, has been duly and validly authorized, executed and delivered by the Company or its subsidiary, as applicable; except as contemplated in connection with the sale of the Company's electric transmission assets to Trans-Elect, Inc. as described in the Offering Memorandum, none of such contracts, agreements or arrangements has been assigned by the Company or any of its subsidiaries to any non-affiliated party other than in the ordinary course of business, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects, except for any such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect; except as contemplated in connection with the sale of the Company's electric transmission assets to Trans-Elect, Inc. as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof, except for any such cancellations, terminations or failures to perform that would not, individually or in the aggregate, result in a Material Adverse Effect.

                 (xxi) Environmental Laws. Except as otherwise stated in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) neither the Company nor any of its subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in material compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                 (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxiii) Public Utility Holding Company Act. The Company's parent is exempt from registration and all other regulations and requirements of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and the rules and regulations promulgated thereunder, other than from Section 9(a)(2) thereof, pursuant to
         Section 3(a)(1)of the 1935 Act. The Company is exempt from registration and all other regulations and requirements of the 1935 Act, and the rules and regulations promulgated thereunder, other than from Section 9(a)(2) thereof.

                 (xxiv) Illinois Commerce Commission Approval. The Illinois Commerce Commission has entered orders (a) permitting the execution and delivery of the Mortgage and the Supplemental Indenture, respectively, and (b) approving the issuance of the Initial Delivery Bonds; said orders are valid and in effect and no further approval, authorization, consent or order of, or action by, any other regulatory authority is necessary with respect to the execution and delivery of the Mortgage or the Supplemental Indenture or the issuance and sale of the Initial Delivery Bonds, each as contemplated by this Agreement. The issuance and sale of the Initial Delivery Bonds, as contemplated by this Agreement, are in conformity with the terms of said orders of the Illinois Commerce Commission.

                 (xxv) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                 (xxvi) Rule 144A Eligibility. Assuming the accuracy of the Initial Purchasers' representations contained in Sections 2 and 6 hereof and compliance by the Initial Purchasers with the agreements and procedures set forth in Section 6 hereof, the Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time or the Delayed Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                 (xxvii) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                 (xxviii) No Registration Required. Assuming the accuracy of the Initial Purchasers' representations contained in Sections 2 and 6 hereof and compliance by the Initial Purchasers with the agreements and procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                 (xxix) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule D, (i) the aggregate principal amount of Initial Delivery Bonds set forth in Schedule A opposite the name of such Initial Purchaser and (ii) the aggregate principal amount of Delayed Delivery Bonds set forth in Schedule A opposite the name of such Initial Purchaser, plus, in each case, any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

         (b) Payment. Payment of the purchase price for, and delivery of one or more certificates for, the Initial Delivery Bonds shall be made at the office of Schiff, Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Central time) on December 20, 2002 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         Deposit of the purchase price for the Delayed Delivery Bonds shall be made at the Closing Time by wire transfer of immediately available funds to the escrow account maintained by BNY Midwest Trust Company as Escrow Agent under the Escrow Agreement dated as of the Closing Date under which the Escrow Agent and the Representative are parties, for distribution, as the case may be, to the Company following ICC Approval (as defined in the Escrow

Agreement), or to the Initial Purchasers in connection with the Mandatory Refund (as defined in the Escrow Agreement) all in accordance with the terms of the Escrow Agreement.

       Following ICC Approval, distribution of the funds held in the escrow account by the Escrow Agent for, and delivery of one or more certificates for, the Delayed Delivery Bonds shall be made at the office of Schiff, Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Central time) on the third business day after ICC Approval (such time and date of distribution and delivery being herein called the "Delayed Closing Time").

       Payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery, through the facilities of DTC, to the Representative for the respective accounts of the Initial Purchasers of the Securities to be purchased by them at the Closing Time or the Delayed Closing Time, as the case may be.

       It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the Delayed Closing Time, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

       (c) Denominations; Registration. Certificates for the Securities shall be delivered in global form, registered in the name of Cede & Co., to the Trustee as custodian for the DTC.

       SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

       (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

       (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or Dynegy Inc. and its consolidated subsidiaries considered as one entity which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum and, as a result, make the statements therein, in light of the circumstances in which they were made, misleading, and (z) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum or suspending the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

       (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

       (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under applicable securities laws of such states and other jurisdictions as the Representative may reasonably designate and to maintain such qualifications in effect for such period as is reasonably requested by the Representative on behalf of the Initial Purchasers; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

       (e) DTC. The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

       (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

       (g) Restriction on Sale of Securities. Until 3 days after the first to occur of (i) the Delayed Closing Time or (ii) January 31, 2003, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other long-term debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities, except pursuant to a bank credit facility.

       (h) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

       (i) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations (including permitted extensions thereunder).

       (j) Filings and Recordings. As soon as practicable after the Closing Time, the Company will make all recordings, registrations and filings necessary to perfect and preserve the lien of the Mortgage and the rights under the Supplemental Indenture.

       SECTION 4. Payment of Expenses.

       (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Mortgage, the Supplemental Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith,
(vi) the fees and expenses of the Trustee and Escrow Agent, including the fees and disbursements of counsel for the Trustee and Escrow Agent in connection with the Mortgage, the Supplemental Indenture, the Escrow Agreement, the Fee, Indemnification and Refunding Agreement and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322. Except as provided in this Section 4, the Initial Purchasers shall pay all of their own costs and expenses, including the fees of their counsel and any advertising or other expenses incurred in connection with any offers they make.

       (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

       SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinions, dated as of the Closing Time, of Schiff Hardin & Waite, Vinson & Elkins L.L.P. and the Assistant General Counsel of the Company, in each case in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A, Exhibit B and Exhibit C, respectively, hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

       (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Baker Botts L.L.P., counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the matters set forth in (1), (2), (3), the first sentence of (4), (6) and (8) and the penultimate paragraph of Exhibit A hereto and in the first paragraph of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative and for purposes of the first sentence of (3) may assume that the laws of the State of Illinois are the same as the laws of the State of New York. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or of Dynegy Inc. and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Time.

       (d) Accountants' Comfort Letter and the Company's Certificate. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, and a certificate of the Company, signed by its chief accounting officer dated such date, in substantial form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers.

       (e) Bring-down Comfort Letter and Company's Certificate. At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the

Closing Time, and a certificate of the Company signed by its chief accounting officer, date as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

       (f) Maintenance of Rating. At the Closing Time, the Securities or the Company's outstanding Mortgage Bonds shall be rated at least B3 by Moody's Investors Service, Inc. ("Moody's") and B by Standard and Poor's Ratings Service ("S&P") and neither of such rating organizations shall have downgraded their outlook or watch status of the Securities or the Company's outstanding Mortgage Bonds since the date hereof, and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities or the Company's outstanding Mortgage Bonds have such ratings; and since the date hereof, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities or any of the Company's outstanding Mortgage Bonds or any of Dynegy Inc.'s other securities by Moody's or S&P.

       (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

       (h) Escrow Agreement; Fee, Indemnification and Refunding Agreement and Registration Rights Agreement. At the Closing Time, the Representative shall have received (i) the Escrow Agreement duly executed by BNY Midwest Trust Company, as trustee and BNY Midwest Trust Company, as escrow agent, (ii) a Fee, Indemnification and Refunding Agreement, substantially in the form of Schedule C hereto, duly executed by the Company and BNY Midwest Trust Company, as escrow agent and (iii) a Registration Rights Agreement duly executed by the Company containing substantially the terms thereof described in the Offering Memorandum.

       (i) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

       (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect. The conditions specified in this Section 5 shall not be conditions to the closing of the Delayed Delivery Bonds at the Delayed Closing Time, provided that the Initial Delivery Bonds have been delivered. The issuance and delivery of the Delayed Delivery Bonds shall be governed by the Escrow Agreement.

       SECTION 6. Subsequent Offers and Resales of the Securities.

       (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

              (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

              (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

              (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

              (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except
       (1) to the Company, or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

              (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

              (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notices to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

              (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery, together with copies of the Company's annual report on Form 10-K for the year ended December 31, 2001 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002.

       (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

              (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

              (ii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
       Section 13 or 15(d) of the 1934 Act.

              (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

       (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

       SECTION 7.   Indemnification.

       (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

           (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

               (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum which untrue statement or omission or alleged untrue statement or omission in such Preliminary Offering Memorandum was corrected in the Final Offering Memorandum, the indemnity language contained in this paragraph 7(a) shall not inure to the benefit of any Initial Purchaser (or any other person controlling such Initial Purchaser) to the extent that any such loss, liability, claim, damage or expense results from the fact that a copy of the Final Offering Memorandum was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or prior to the written confirmation of the sale of the Offered Bonds to such person by such Initial Purchaser (provided that the Company shall have complied with the provisions of Section 3(a) hereof and such Initial Purchaser shall have been provided with the number of copies of such Final Offering Memorandum requested by such Initial Purchaser in a timely manner).

       (b) Indemnification of Company and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors and executive officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum, as the case may be.

       (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

       SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

         The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director or executive officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

       SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

       SECTION 10. Termination of Agreement.

       (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or Dynegy Inc. and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company or Dynegy Inc. has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

       (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

       (c) Delayed Delivery Bonds. After the Closing Time, the termination provisions hereof shall not apply to the issuance and delivery of the Delayed Delivery Bonds which shall be governed by the terms of the Escrow Agreement.

       SECTION 11. Default by One of the Initial Purchasers. If one of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Initial Purchaser, or any other initial purchasers, to purchase all, but not less than all of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Bonds to be purchased on such date pursuant to this Agreement, the non-defaulting Initial Purchaser shall be obligated to purchase the full amount thereof, or

               (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Bonds to be purchased on such date pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

       No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

       SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281, attention of Rob L. Jones, notices to the Company shall be directed to it at 500 South 27th Street, Decatur, Illinois 62525, attention of the General Counsel.

       SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                          Very truly yours,

                                          ILLINOIS POWER COMPANY


                                          By  /s/ Kathryn L. Patton
                                              ----------------------------------
                                              Name:  Kathryn L. Patton
                                              Title: Senior Vice President and
                                                       General Counsel

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By:  /s/ Keith L. Horn
     --------------------------------

          Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ Jamie Welch
     ---------------------------------

           Managing Director

                                   SCHEDULE A

         Initial Purchaser                 Principal Amount     Principal Amount
         -----------------              Initial Delivery Bonds  Delayed Delivery
                                                                      Bonds

Merrill Lynch, Pierce, Fenner & Smith      $  224,000,000       $   84,000,000
             Incorporated
Credit Suisse First Boston Corporation     $  176,000,000       $   66,000,000
                                           --------------       --------------

         Total                             $  400,000,000       $  150,000,000

                                   SCHEDULE B

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of December 20, 2002 (this "Agreement"), is by and among MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as representative of the several initial purchasers under the Purchase Agreement (collectively, the "Initial Purchasers" or the "Depositor"), BNY MIDWEST TRUST COMPANY, a national banking association, as trustee under the Indenture ("Trustee"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as Escrow Agent under this Agreement ("Escrow Agent").

                                    RECITALS

         Whereas, this Agreement is being entered into in connection with the Purchase Agreement dated December 17, 2002, between Illinois Power Company, an Illinois corporation (the "Company"), and the Initial Purchasers (the "Purchase Agreement"), and the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "Mortgage"), between the Company and Trustee, as supplemented by various supplemental indentures, including the Supplemental Indenture dated as of December 15, 2002 (the "Supplemental Indenture", and together with the Mortgage, the "Indenture") governing the Company's Mortgage Bonds, 11.5% Series due 2010 (the "Bonds"); and

         Whereas, the Escrow Funds (as defined herein) will be released either to the Company or to the Initial Purchasers as provided in Section 4 of this Agreement.

                             STATEMENT OF AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. The following terms have the following meanings when used in this Agreement:

         "Approval Certificate" means an officers' certificate certifying as to ICC Approval (which will be concurrently delivered to Trustee) substantially in the form of Exhibit A to this Agreement, signed by any of the Chief Executive Officer, President, Chief Financial Officer or Principal Accounting Officer of the Company, certifying to Escrow Agent as to the matters specified in Exhibit A, directing Escrow Agent to disburse the Escrow Funds in accordance with the payment instructions contained in the certificate.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "Delayed Delivery Bonds" means $150,000,000 aggregate principal amount of the Bonds to be issued by the Company on a delayed delivery basis subject to the delivery of the Approval Certificate to Escrow Agent and the release of the Escrow Funds to the Company.

         "Escrow Funds" means the net proceeds of the private placement of the Delayed Delivery Bonds, which will be deposited by the Depositor with Escrow Agent under this Agreement, together with any interest and other income thereon, which funds will include, without limitation, the initial sum to be deposited by the Depositor of $142,470,000. The Escrow Funds are held for the benefit of the Initial Purchasers and do not constitute property or an asset of the Company, and the Company has only a contingent right to receive payment of the Escrow Funds on the terms and subject to the conditions set forth in this Agreement.

         "ICC Approval" means an order or orders entered by the Illinois Commerce Commission approving the issuance of the Delayed Delivery Bonds and the use of the net proceeds thereof to repay all of the Company's outstanding 6.50% Mortgage Bonds and a portion of the Company's $90 million 6.00% Mortgage Bonds due September 15, 2003.

         "Mandatory Refund" means the mandatory refund by the Initial Purchasers of the purchase price of the Delayed Delivery Bonds to the purchasers of the Delayed Delivery Bonds.

         2. Appointment of and Acceptance by Escrow Agent. Trustee hereby appoints Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the initial Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

         3. Creation of Escrow Funds. On December 20, 2002, the Initial Purchasers will transfer the sum of $142,470,000 to Escrow Agent, by wire transfer of immediately available funds, to the following account:

                    [                   ]
                    ABA # [             ]
                    Account # [         ]
                    Account Name:  [    ]
                    Attn:  [            ]

         4. Disbursement of Escrow Funds.

                    a. ICC Approval. If, on or prior to January 31, 2003, the Company delivers to Escrow Agent an Approval Certificate and the Escrow Agent receives notice from the Initial Purchasers to disburse the Escrow Funds, Escrow Agent will disburse the Escrow Funds according to the payment instructions contained in the Approval Certificate.

                    b. Mandatory Refund. The Escrow Funds will be disbursed directly to the Initial Purchasers to effect the Mandatory Refund if Escrow Agent has not received an Approval Certificate on or prior to January 31, 2003. If Escrow Agent does not receive an Approval Certificate on or prior to January 31, 2003, it will disburse all the Escrow Funds directly to the Initial Purchasers no later than 11:00 a.m., New York City time, on February 3, 2003.

         5. Suspension of Performance; Disbursement Into Court. If, at any time, there exists any dispute with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Initial Purchasers have not within 30 days of the furnishing by Escrow Agent of a notice of resignation under Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

            a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty has been resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent has been appointed (as the case may be); provided however, that Escrow Agent will continue to invest the Escrow Funds in accordance with
         Section 6 hereof; and/or

            b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and, to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds held by it.

Escrow Agent will have no liability to the Depositor, the Company, the holders of the Bonds or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

         6. Investment of Funds. Escrow Agent will invest and reinvest the Escrow Funds in the [___________________________________]. The foregoing investments will be made in the name of Escrow Agent on behalf of the Initial Purchasers. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to any person, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent will not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation.

         7. Resignation of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten days' prior written notice to Trustee. Such resignation will take effect upon the appointment of a successor Escrow Agent as provided herein below. Upon any such notice of resignation, the Initial Purchasers will appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $50,000,000. On the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent will succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent will be discharged from its duties and obligations under this Agreement, but will not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. The retiring Escrow Agent will transmit all records pertaining to the Escrow Funds and will pay the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable.

         8.  Liability of Escrow Agent.

         (a) Escrow Agent will have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility will be for the safekeeping, investment and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent will have no implied duties or obligations and will not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event will Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent will not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and will incur no liability in acting in accordance with the opinion or instruction of such counsel.

         (b) Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any of the Escrow Funds shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting the Escrow Funds or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it will not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         9. Indemnification of Escrow Agent. The Company has agreed to indemnify Escrow Agent under the terms of a Fee, Indemnification and Refunding Agreement dated as of the date of this Agreement (the "Fee Agreement").

         10. Fees and Expenses of Escrow Agent. The Company has agreed to pay the fees and expenses of Escrow Agent for its services hereunder in accordance with the Fee Agreement.

         11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three days after deposit in the

United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

                  If to Trustee, at:

                           BNY Midwest Trust Company,
                           as Trustee
                           Corporate Trust Administration
                           2 North LaSalle Street, Suite 1020
                           Chicago, Illinois 60602
                           Attention: Judy Bartolini
                           Facsimile Number: (312) 827-8542

                  With a copy to:

                           Merrill Lynch, Pierce, Fenner & Smith Incorporated North Tower
                           World Financial Center
                           New York, New York  10281
                           Attention: Rob Jones, Managing Director
                           Facsimile Number:

                  And:

                           Illinois Power Company
                           500 South 27th Street
                           Decatur, Illinois  62525
                           Attention: General Counsel
                           Facsimile:

                  And:

                           Vinson & Elkins L.L.P.
                           3500 First City Tower
                           1001 Fannin
                           Houston, Texas  77002
                           Attention:  David P. Oelman
                           Facsimile Number: (713) 615-5861

                  If to Escrow Agent, at:

                           BNY Midwest Trust Company,
                           as Trustee
                           Corporate Trust Administration
                           2 North LaSalle Street, Suite 1020
                           Chicago, Illinois 60602
                           Attention: Judy Bartolini
                           Facsimile Number: (312) 827-8542

or to such other address as each party may designate for itself by like notice.

         12. Third-Party Beneficiary; Amendment or Waiver. The Company, the Initial Purchasers and their respective successors are intended third-party beneficiaries of this Agreement. This Agreement may be changed, waived, discharged or terminated only by a writing signed by Trustee, the Initial Purchasers and Escrow Agent; provided, that any amendment to Section 4 also will require the consent of the Initial Purchasers and the Company. No delay or omission by any party in exercising any right with respect to this Agreement will operate as a waiver. A waiver on any one occasion will not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         13. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

         16. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Depositor and Escrow Agent.

         17. Execution in Counterparts. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

         18. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds under Section 4 of this Agreement or the disbursement of all amounts in the Escrow Funds into court under Section 5 of this Agreement, this Agreement will terminate and Escrow Agent will have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

         19. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing in this Agreement will preclude Escrow Agent from acting in any other capacity for the Company or for any other entity.

         20. No Depositor Liability or Further Obligation. Escrow Agent and Trustee each acknowledges and agrees that depositing the Escrow Funds with Escrow Agent is the only obligation of the Depositor under this Agreement. Escrow Agent and Trustee each agrees to hold the Depositor harmless with respect to any claim, liability or cause of action under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

                             Depositor

                             Merrill Lynch, Pierce, Fenner & Smith Incorporated

                             ---------------------------------------------------
                             By:    Rob Jones
                             Title: Managing Director


                             BNY Midwest Trust Company,
                             as Trustee

                             ---------------------------------------------------
                             By:
                             Title:


                             BNY Midwest Trust Company,
                             as Escrow Agent

                             ---------------------------------------------------
                              By:
                              Title:

Exhibit A

                          Form of Officer's Certificate
                                       of
                             Illinois Power Company

         This Certificate is being delivered to Escrow Agent under Section 4(a) of the Escrow Agreement, dated as of December 20, 2002 (the "Agreement"), among MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as representative of the several initial purchasers under the Purchase Agreement, BNY MIDWEST TRUST COMPANY, as trustee under the Indenture ("Trustee"), and BNY MIDWEST TRUST COMPANY, as escrow agent ("Escrow Agent"). Concurrently, this Certificate also is being delivered to Trustee. Capitalized terms used but not defined in this Certificate have the respective meanings specified in the Agreement. The undersigned officer of the Company hereby certifies that:

         The Illinois Commerce Commission has entered an order or orders approving the issuance of the Delayed Delivery Bonds and the use of the net proceeds thereof to repay all of the Company's $100 million 6.50% Mortgage Bonds due August 1, 2003 and a portion of the Company's $90 million 6.00% Mortgage Bonds due September 10, 2003; said order or orders are valid and in effect and no further approval, authorization, consent or order of, or action by, any other regulatory authority is necessary with respect to the issuance and sale of the Delayed Delivery Bonds, as contemplated by the Purchase Agreement. The issuance and sale of the Delayed Delivery Bonds, as contemplated by the Purchase Agreement, are in conformity with the terms of said orders of the Illinois Commerce Commission; and

         Escrow Agent is hereby directed to disburse immediately all Escrow Funds to, or for the account of the Company, as follows:

         [ ___________________ *insert payment instructions]


         IN WITNESS WHEREOF, Illinois Power Company, through the undersigned officer, has signed this Certificate this _____ day of ________________, 2002.

                                        ILLINOIS POWER COMPANY

                                        By:_____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE C

                  FEE, INDEMNIFICATION AND REFUNDING AGREEMENT

         THIS FEE, INDEMNIFICATION AND REFUNDING AGREEMENT, dated as of December [ ], 2002 (this "Agreement"), is by and between ILLINOIS POWER Company, an Illinois corporation (the "Company"), BNY MIDWEST TRUST COMPANY, an Illinois trust company, as escrow agent under the Escrow Agreement ("Escrow Agent"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as representative of the several initial purchasers (the "Initial Purchasers") under that certain Purchase Agreement dated December, 2002 by and between the Initial Purchasers and the Company.

                                    RECITALS

         Whereas, this Agreement is being entered into to provide for (1) payment of fees by the Company to Escrow Agent (2) indemnification of Escrow Agent by the Company in connection with an Escrow Agreement dated as of the date of this Agreement by and among the Initial Purchasers, BNY Midwest Trust Company, a national banking association, as trustee under the Indenture, and Escrow Agent (the "Escrow Agreement"); (3) payment by the Company to the Initial Purchasers of Deemed Interest (as defined below) on the Delayed Delivery Bonds; and (4) the Mandatory Refund by the Initial Purchasers to the purchasers of the Delayed Delivery Bonds.

                             STATEMENT OF AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

         1.  Definitions.

         "Deemed Interest" means the amount of interest that would have accrued on the Delayed Delivery Bonds through January 31, 2003 had they been issued on December 20, 2002, minus any amount by which the Escrow Funds exceed $97,500,000 on January 31, 2003.

         "Mandatory Refund" has the meaning specified in Section 7.

         Other capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Escrow Agreement.

         2. Liability of Escrow Agent. Escrow Agent will have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's own willful misconduct or gross negligence. Escrow Agent's sole responsibility will be for the safekeeping, investment and disbursement of the Escrow Funds in accordance with the terms of the Escrow Agreement. Escrow Agent will have no implied duties or obligations and will not be charged with knowledge or notice of any fact or circumstance not specifically set forth in this Agreement or the Escrow Agreement. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement or the Escrow Agreement. In no event will Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent will not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions of this Agreement or the Escrow Agreement or of any other agreement or of its duties under the Escrow Agreement, or relating to any dispute involving any party or beneficiary to this Agreement or the Escrow Agreement, and will incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company will promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

         3. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law and to the extent provided in this Agreement, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date of this Agreement, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the Escrow Agreement or any transactions contemplated by the Escrow Agreement, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have been caused by the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Company shall be required to pay such fees and expenses if (a) the Company agrees to pay such fees and expenses, (b) the Company shall fail to assume the defense of such action or proceeding, (c) the Company is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company. The Company shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company pursuant to the foregoing sentence shall be paid from time to time promptly after being invoiced therefor, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Company upon demand by such Indemnified Party. The obligations of the Company under this Section 3 shall survive any termination of this Agreement or the Escrow Agreement, and any resignation of Escrow Agent under the Escrow Agreement.

         4. Fees and Expenses of Escrow Agent. The Company shall compensate Escrow Agent for its services under the Escrow Agreement in accordance with Exhibit A attached to this Agreement and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses incurred in its capacity as Escrow Agent under the Escrow Agreement, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 4 shall be payable by the Company promptly after being invoiced therefor. The obligations of the Company under this Section 4 shall survive any termination of this Agreement or the Escrow Agreement and any resignation of Escrow Agent under the Escrow Agreement.

         5. Representations and Warranties.

            a. The Company makes the following representations and warranties to Escrow Agent:

                 (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                 (ii) this Agreement has been duly approved by all necessary corporate action of the Company, has been executed by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                 (iii) the execution, delivery and performance by the Company of this Agreement will not violate, conflict with or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture or other binding arrangement to which the Company is a party or any of its property is subject; and

                 (iv) all of the representations and warranties of the Company contained in this Agreement are true and correct as of the date of this Agreement and will be true and correct at the time of any disbursement of Escrow Funds.

         6. Payment of Deemed Interest. Concurrent with the distribution of the Escrow Funds to the Initial Purchasers pursuant to the terms of the Escrow Agreement, the Company shall pay Deemed Interest to the Initial Purchasers.

         7. Mandatory Refund by Initial Purchasers. Upon distribution of the Escrow Funds to the Initial Purchasers pursuant to the Mandatory Refund provisions in Section 4(b) of the Escrow Agreement and payment of Deemed Interest to the Initial Purchasers pursuant to Section 6 hereof, the Initial Purchasers shall refund all such amounts, together with $3,750,000 representing the Initial Purchasers' discount, pro rata to the purchasers of the Delayed Delivery Bonds (the "Mandatory Refund").

         8. Consent to Jurisdiction and Venue. If any party to this Agreement commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the courts of the State of New York shall have the sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified in this Section 8 and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

         9. Notice. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been validly served, given or delivered three days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

         If to the Company at:

                           Illinois Power Company
                           500 South 27th Street
                           Decatur, Illinois 62525
                           Attention: ________________
                           Facsimile: ________________

         With a copy to:

                           Vinson & Elkins L.L.P.
                           3500 First City Tower
                           1001 Fannin
                           Houston, Texas  77002
                           Attention:  David P. Oelman
                           Facsimile:  (713) 615-5861

         If to Escrow Agent at:

                           BNY Midwest Trust Company,
                           as Escrow Agent
                           Corporate Trust Administration
                           2 North LaSalle Street, Suite 1020
                           Chicago, Illinois 60602
                           Attention: Judy Bartolini
                           Facsimile Number: (312) 827-8542

or to such other address as each party may designate for itself by like notice.

         10. Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the Company and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

         13. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to payment of fees of Escrow Agent by the Company and indemnification of Escrow Agent by the Company, as contemplated by this Agreement and the Escrow Agreement.

         14. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Company and Escrow Agent.

         15. Execution in Counterparts. This Agreement may be executed in counterparts, which when so executed shall constitute one and the same agreement or direction.

         16. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under the Escrow Agreement. Nothing in this Agreement shall preclude Escrow Agent from acting in any other capacity for the Company or for any other entity.

         17. Limited Company Liability to the Initial Purchasers. Escrow Agent and the Initial Purchasers each acknowledge that the payment of Deemed Interest to the Initial Purchasers is the only obligation of the Company to the Initial Purchasers or the subsequent purchasers of the Delayed Delivery Bonds under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

                                              ILLINOIS POWER COMPANY

                                              ----------------------------------
                                              By:----------------------
                                              Title:-------------------




                                              BNY MIDWEST TRUST COMPANY,
                                              as Escrow Agent

                                              ----------------------------------
                                              By:----------------------
                                              Title:-------------------

Exhibit A

                                  FEE SCHEDULE

                                   SCHEDULE D

                             ILLINOIS POWER COMPANY

                                  $550,000,000
                      Mortgage Bonds, 11.5% Series due 2010

1. The initial public offering price of the Securities shall be 97.48% of the principal amount thereof plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by Initial Purchasers for the Securities shall be 94.98% of the principal amount thereof plus an amount equal to all net earnings on (or minus an amount equal to all net losses on) the funds escrowed under the Escrow Agreement.

3. The interest rate on the Securities shall be 11.5% per annum and shall accrue from December 20, 2002.

Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and the Company is not required to be qualified as a foreign corporation in any jurisdiction.

         (2) The Initial Delivery Bonds have been duly authorized, executed, authenticated, issued and delivered, and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (subject to the qualifications mentioned in paragraph 3 below with respect to the enforceability of the Mortgage and to the provisions of any purchase or sinking fund or analogous provisions for any particular series of bonds established by any indenture supplemental to the Mortgage) are entitled to the benefit and security of the Mortgage in accordance with the terms thereof equally and ratably with all other bonds issued under the Mortgage.

         (3) The Delayed Delivery Bonds have been duly authorized and will be, when issued, duly executed, authenticated, issued and delivered, and will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (subject to the qualifications mentioned in paragraph 4 below with respect to the enforceability of the Mortgage and to the provisions of any purchase or sinking fund or analogous provisions for any particular series of bonds established by any indenture supplemental to the Mortgage) are entitled to the benefit and security of the Mortgage in accordance with the terms thereof equally and ratably with all other bonds issued under the Mortgage.

         (4) The Mortgage and the Supplemental Indenture have each been duly authorized, executed and delivered and are valid and binding instruments enforceable in accordance with their terms, except as the same may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Mortgage, and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed with respect to the enforceability of the lien of the Mortgage on chattels as against third parties (other than chattels delivered in pledge to the Mortgage Trustee) or with respect to the enforceability of the lien of the Mortgage on after-acquired property (in respect of which a supplemental indenture shall not have been executed, delivered and recorded) as against purchasers for value and without notice. The laws of the State of Illinois provide that no real estate in the State of Illinois shall be sold by virtue of any power of sale contained in any mortgage, but that all such mortgages shall be foreclosed only in the manner provided for foreclosing mortgages containing no power of sale, and that no real estate shall be sold to satisfy any mortgage except as authorized under the Illinois Mortgage Foreclosure Law. Such laws, however, provide for the foreclosing of mortgages by judicial proceedings and, in our judgment, provide adequate remedies for the realization of the benefits of the security provided in the Mortgage.

         (5) The Mortgage constitutes a valid and legally effective mortgage creating a valid first lien for the security of all bonds duly issued thereunder upon substantially all of the Company's properties used or to be used in the generation, purchase, transmission, distribution and sale of electricity or gas, with the exceptions, and subject to the reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the Mortgage, or referred to in the Offering Memorandum under the subcaption "Security" under the caption "Description of the Offered Bonds." Except as to after-acquired property, and except as to property sold, or under contract to be sold, or otherwise disposed of by the Company and released from the lien of the Mortgage, or abandoned, pursuant to the provisions thereof, the Company has good and sufficient title to all the properties described in, and conveyed or pledged by, the Mortgage with the exceptions and subject to the reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the Mortgage, or referred to in the Offering Memorandum under the subcaption "Security" under the caption "Description of the Offered Bonds."

         (6) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (7) The ICC has entered an order approving the issuance of the Initial Delivery Bonds under the Mortgage and the Supplemental Indenture. The ICC order is valid and in effect. No further approval, authorization, consent or order of, or action by, any other governmental or regulatory authority is necessary with respect to the issuance and sale of the Initial Delivery Bonds; it being understood that in giving such opinion we are not passing upon the authorizations or approvals which may be necessary under the securities or blue sky laws of any jurisdiction other than the State of Illinois or the United States of America. When appropriate approval of the ICC in accordance with Illinois law, rules and regulations is obtained with respect to the Delayed Delivery Bonds and bonds issued in exchange for the Initial Delivery Bonds or the Delayed Delivery Bonds, no further approval, authorization, consent or order of, or action by, any other governmental or regulatory authority is necessary with respect to the issuance and sale of the Delayed Delivery Bonds; it being understood that in giving such opinion we are not passing upon the authorizations or approvals which may be necessary under the securities or blue sky laws of any jurisdiction other than the United States of America. The issuance and sale of the Initial Delivery Bonds, as contemplated by the Purchase Agreement, are in conformity with the terms of the ICC order.

         (8) The statements made in the Offering Memorandum under the caption "Description of the Offered Bonds" and "Offering Memorandum Summary" insofar as they purport to summarize provisions of the documents specifically referred to under said caption, has been reviewed by us and is correct in all material respects.

         (9) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         (10) The execution, delivery and performance by the Company of the Purchase Agreement and the Supplemental Indenture and the compliance by the Company with its obligations and the consummation of the transactions contemplated by the Purchase Agreement and the Supplemental Indenture will not violate the Restated Articles of Incorporation or By-Laws of the Company or any law, administrative regulation or, to our knowledge, any administrative, arbitration or court order.

         (11) The Company is not, and upon the issuance and sale of the Mortgage Bonds as contemplated by the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except for those statements covered by our opinions in paragraphs 4, 5 and 8 above) or in the documents incorporated by reference in the Offering Memorandum, including statements therein with respect to Dynegy, Inc., the indirect parent company of the Company. In passing upon the forms of the Offering Memorandum, we have, therefore, assumed the accuracy, completeness and fairness of such statements. However, within the scope of our representation of the Company, nothing has come to our attention to cause us to believe that the Offering Memorandum, as of its date and on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no opinion as to the financial statements or other financial information contained in the Offering Memorandum or as to the information contained in the Offering Memorandum under the subcaption "Book-Entry Delivery and Form" under the caption "Description of the Offered Bonds."

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

             FORM OF OPINION OF COMPANY'S SPECIAL SECURITIES COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

         It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

         We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or in the documents incorporated by reference in the Offering Memorandum, including statements therein with respect to Dynegy, Inc., the indirect parent company of the Company. However, within the scope of our representation of the Company, nothing has come to our attention to cause us to believe that the Offering Memorandum, as of its date and on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no opinion as to the financial statements or other financial information contained in the Offering Memorandum, as to the information contained in the Offering Memorandum under the subcaption "Book-Entry Delivery and Form" under the caption "Description of the Offered Bonds" or with respect to Illinois regulatory law.

         Such counsel may also state that it is making no statement with respect to the documents incorporated by reference.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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                                                                       Exhibit C

                FORM OF OPINION OF THE ASSISTANT GENERAL COUNSEL
                            OF ILLINOIS POWER COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois.

         (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under, or as contemplated under, the Purchase Agreement and the Mortgage.

         (3) The Company is not required to be qualified as a foreign corporation in any jurisdiction.

         (4) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the financial statements of the Company included in the Offering Memorandum. Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

         (5) To the best of my knowledge, (i) the Company is not in violation of its charter or by-laws and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed or incorporated by reference as an exhibit to the Registration Statement and (ii) the Company is not in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in each case, for any such violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect.

         (6) The execution, delivery and performance of the Purchase Agreement, the Mortgage, the Supplemental Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Offering Memorandum and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries (except under the Mortgage) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

         (7) To the best of my knowledge, except as described in the Offering Memorandum, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Purchase Agreement, the Mortgage or the Supplemental Indenture or the performance by the Company of its obligations thereunder.

         (8) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum or other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (9) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Offering Memorandum that are not described as required.

         (10) The Company's parent is exempt from registration and all other regulations and requirements of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and the rules and regulations promulgated thereunder, other than from Section 9(a)(2) thereof, pursuant to Section 3(a)(1)of the 1935 Act. The Company is exempt from registration and all other regulations and requirements of the 1935 Act, and the rules and regulations promulgated thereunder, other than from Section 9(a)(2) thereof.

         Nothing has come to my attention that would lead me to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented offering memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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         In rendering such opinion, such counsel may rely, as to matters of fact
(but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).